Exhibit 99.1

BI-OPTIC VENTURES INC.

June 14, 2010	Trading Symbol: TSXV – BOV.H
OTC - BOVKF

NOT FOR DISSEMINATION IN THE UNITED STATES OR THROUGH U.S. NEWS WIRES

CLOSING OF NON-BROKERED PRIVATE PLACEMENT

Further to the TSX Venture Exchange’s bulletin dated June 10, 2010, Bi-Optic Ventures Inc. (the "Company") wishes to announce that it has closed its non-brokered private placement.  The Company sold 6,000,000 units (the “Units”) at $0.10 per Unit for gross proceeds of $600,000.  Each Unit consists of one common share and one non-transferable share purchase warrant.  Each share purchase warrant entitles the holder thereof to purchase an additional common share in the Company at a price of $0.15 for a period of one year from the date of closing.  The Company paid finder’s fees in the amount of $25,200 to various arm’s length parties in connection with this private placement.  All the shares issued in this private placement and any resulting shares issued upon the exercise of any warrants will be subject to a hold period expiring on October 12, 2010.

The proceeds of the offering will be used for general working capital purposes.

ON BEHALF OF THE BOARD OF DIRECTORS

“Harry Chew”

Harry Chew

President

NEITHER TSX VENTURE EXCHANGE NOR ITS REGULATION SERVICES PROVIDER (AS THAT

TERM IS DEFINED IN THE POLICIES OF THE TSX VENTURE EXCHANGE) ACCEPTS RESPONSIBILITY

FOR THE ADEQUACY OR ACCURACY OF THIS RELEASE.

Forward Looking Information: This news release may contain forward-looking statements including expectations of future production, cash flow and earnings. These statements are based on current expectations that involve a number of risks and uncertainties, which could cause actual results to differ from those anticipated.

Suite #1518-1030 West Georgia St., Vancouver, BC Canada V6E 2Y3

Phone (604) 689-2646 Fax (604) 689-1289